                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934.


       Date of report (Date of earliest event reported): OCTOBER 15, 1999


                          Commission File No. 0-24833




                                    FUTURELINK CORP.
-----------------------------------------------------------------------------------------
                 (Exact Name of Registrant as Specified in Its Charter)

                     DELAWARE                                     95-4763404
---------------------------------------------------  ------------------------------------
          (State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
          Incorporation or Organization)


300, 250 - 6th Avenue S.W., Calgary, Alberta CANADA                               T2P 3H7
---------------------------------------------------  ------------------------------------
     (Address of principal executive offices)                                  (ZIP Code)


                                     (403) 216-6000
-----------------------------------------------------------------------------------------
                  (Registrant's Telephone Number, Including Area Code)


                              FUTURELINK DISTRIBUTION CORP.
-----------------------------------------------------------------------------------------
              (Former Name or Former Address, if Changed Since Last Report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

A. On October 15, 1999, FutureLink Distribution Corp., a Colorado corporation, ("FutureLink Colorado") effected its reincorporation as a Delaware corporation by merging with its wholly-owned subsidiary, FutureLink California Acquisition Corp. ("FutureLink California" or the "Registrant"), a Delaware corporation, with the Registrant continuing as the surviving corporation of the merger (the "Merger"). In connection with the Merger, the name of the Registrant has been changed to FutureLink Corp. Upon consummation of the Merger, each share of common stock of FutureLink Colorado was exchanged for one share of common stock of the Registrant and the stockholders of FutureLink Colorado became stockholders of FutureLink Corp., in accordance with the terms of an Agreement and Plan of Merger between the two companies dated August 1, 1999 (the "Agreement and Plan of Merger"). The reincorporation and merger were approved by the shareholders of FutureLink Colorado at a meeting held on September 23, 1999. A description of the terms of the merger and of the common stock of the Registrant is contained at pages III-1 to III-8 (attached as an exhibit hereto as "Description of Merger and summary of relevant Delaware Law" and incorporated herein by reference) and at pages A-1 to A-28 (the Agreement and Plan of Merger) in the definitive Proxy Statement of FutureLink Colorado dated August 30, 1999. The Agreement and Plan of Merger and the Registrant's certificate of incorporation and by-laws are attached hereto as exhibits, which are incorporated herein by reference.

B. On October 15, 1999, the Company completed its previously announced acquisition of Executive LAN Management, Inc., which carries on business as Micro Visions ("Micro Visions"). Pursuant to the acquisition, Micro Visions' shareholders received $12 million in cash and 7,200,000 shares of the Registrant's common stock. In addition, Micro Visions shareholders may be issued further shares based on the satisfaction of certain performance criteria in 1999. The Agreement and Plan of Reorganization and Merger dated June 2, 1999 (the "Acquisition Agreement") pursuant to which this acquisition was completed was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on June 16, 1999. The Acquisition Agreement was amended to provide that the acquisition would be effected through a newly formed wholly-owned subsidiary, FutureLink Micro Visions Acquisition Corp., a Delaware corporation. This amendment to the Acquisition Agreement is attached as an exhibit hereto and is incorporated herein by reference. The acquisition was approved by the Registrant's shareholders at a meeting held on September 23, 1999.

     Audited financial statements for Micro Visions at December 31, 1998 and for the twelve month periods ended December 31, 1997 and 1998, unaudited financial statements for Micro Visions at June 30, 1999 and for the six months ended June 30, 1998 and 1999 and unaudited pro forma financial statements for the fiscal year ended December 31, 1998 and for the six months ended June 30, 1999 are attached to this Current Report on Form 8-K.

ITEM 5. OTHER EVENTS

A. On October 15, 1999, the Registrant entered into a Securities Purchase Agreement and Registration Rights Agreement with Pequot Private Equity Fund II, L.P. and certain other investors ("Pequot") whereby the Registrant sold 5,454,545 shares of common stock at a price of $5.50 per share and warrants to purchase 1,433,404 shares of common stock of the Registrant at an exercise price of $8.50 per share (the "Financing"). The Securities Purchase Agreement provides for the issuance of 3,636,364 additional shares of common stock and warrants to purchase an additional 939,323 shares of common stock under the same terms, including pricing, for an additional $20 million gross proceeds to the Registrant, upon the satisfaction of certain conditions. A portion of the proceeds of the financing was used to pay the cash portion of the Micro Visions acquisition.

     Copies of the Securities Purchase Agreement, the Registration Rights Agreement, and the form of Warrant are filed herewith as exhibits and are incorporated herein by reference.

     Gerard Klauer Mattison & Co., Inc., which acted as the Registrant's placement agent with regard to the Financing, will receive agent's warrants, in the same form as the warrants issued to Pequot, to purchase up to 909,091 shares of common stock at an exercise price of $8.50 per share, assuming all 9,090,909 shares of common stock are purchased by Pequot.

B. In connection with the Financing, the Board of Directors increased the number of directors from 7 to 9, and two directors designated by Pequot, Gerald
A. Poch and James P. McNeil, were elected by the Board of Directors to fill the newly created board positions.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:

      Audited financial statements for Micro Visions as at December 31, 1998 and for the 12 month periods ended December 31, 1997 and 1998 and unaudited financial statements for Micro Visions as at June 30, 1999 and for the six month periods ended June 30, 1998 and 1999 are attached to this Report.

(b)   PRO FORMA FINANCIAL INFORMATION:

      Unaudited pro forma financial statements showing the combination of the Registrant with Micro Visions as at December 31, 1998 and for the twelve months ended December 31, 1998 and as at June 30, 1999 and for the six months ended June 30, 1999 are attached to this Report.

(c)   EXHIBITS:

      2.1 Agreement and Plan of Merger between FutureLink Distribution Corp., a Colorado corporation, and FutureLink California Acquisition Corp., a Delaware corporation, dated August 1, 1999.

      2.2 Certificate of Merger of FutureLink Distribution Corp., a Colorado corporation, with and into FutureLink California Acquisition Corp., a Delaware corporation.

      2.3 Amending Agreement dated October 15, 1999 to the Agreement and Plan of Reorganization and Merger dated June 2, 1999 among FutureLink Distribution Corp., a Colorado corporation, FutureLink California Acquisition Corp., a Delaware corporation and Executive LAN Management, Inc., d.b.a. Micro Visions, among others.

      2.4 Securities Purchase Agreement dated October 15, 1999 by and among the Registrant, Pequot Private Equity Fund II, L.P. and certain other investors (without schedules).

      3.1  Certificate of Incorporation of the Registrant.

      3.2  By-laws of the Registrant.

      4.1 Registration Rights Agreement dated October 15, 1999 by and among the Registrant, Pequot Private Equity Fund II, L.P. and certain other investors.

        4.2  Form of Warrant dated October 15, 1999.

       23.1 Consent of Ernst & Young, LLP, the Registrant's independent auditors.

       99.1  News Release of the Registrant dated October 18, 1999.

       99.2  News Release of the Registrant dated October 18, 1999.

       99.3  News Release of the Registrant dated October 18, 1999.

       99.4 Description of Merger of FutureLink Distribution Corp., a Colorado corporation, with and into FutureLink California Acquisition Corp., a Delaware corporation, with a summary of relevant Delaware law.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


     FUTURELINK CORP.


     By: [signed: R. Kilambi]                 Date:  October 26, 1999
         ----------------------------------
     Raghu Kilambi, Chief Financial Officer

                                 EXHIBIT INDEX



                                                                   Sequentially
Exhibit No.  Description                                           Numbered Page
-----------  -----------                                           -------------
        2.1  Agreement and Plan of Merger between FutureLink
             Distribution Corp., a Colorado corporation, and
             FutureLink California Acquisition Corp., a Delaware
             corporation, dated August 1, 1999.

        2.2  Certificate of Merger of FutureLink Distribution
             Corp., a Colorado corporation, with and into FutureLink California Acquisition Corp., a Delaware corporation.

        2.3  Amending Agreement dated October 15, 1999 to the
             Agreement and Plan of Reorganization and Merger dated
             June 2, 1999 among FutureLink Distribution Corp., a
             Colorado corporation, FutureLink California
             Acquisition Corp., a Delaware corporation and Executive LAN Management, Inc., d.b.a. Micro Visions, among others.

        2.4  Securities Purchase Agreement dated October 15,
             1999 by and among the Registrant, Pequot Private
             Equity Fund II, L.P. and certain other investors
             (without schedules).

        3.1  Certificate of Incorporation of the Registrant.

        3.2  By-laws of the Registrant.

        4.1  Registration Rights Agreement dated October 15,
             1999 by and among the Registrant, Pequot Private
             Equity Fund II, L.P. and certain other investors.

        4.2  Form of Warrant dated October 15, 1999.

       23.1 Consent of Ernst & Young, LLP, the Registrant's independent auditors.

       99.1  News Release of the Registrant dated October 18, 1999.

       99.2  News Release of the Registrant dated October 18, 1999.

       99.3  News Release of the Registrant dated October 18, 1999.

       99.4  Description of Merger of FutureLink Distribution
             Corp., a Colorado corporation, with and into FutureLink California Acquisition Corp., a Delaware corporation, with a summary of relevant Delaware law.

                    AUDITED FINANCIAL STATEMENTS AND INTERIM
                UNAUDITED FINANCIAL STATEMENTS FOR MICRO VISIONS

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Executive LAN Management, Inc., dba Micro Visions

     We have audited the accompanying balance sheets of Executive LAN Management, Inc., dba Micro Visions as of December 31, 1998 and 1997, and the related statements of income, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Executive LAN Management, Inc., dba Micro Visions at December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          [Signed: Ernst & Young LLP]

Irvine California,
April 30, 1999,
Except for Note 8, as to which the date is June 24, 1999

                        EXECUTIVE LAN MANAGEMENT, INC.,
                               dba MICRO VISIONS

                                 BALANCE SHEETS

                                                                      DECEMBER 31
                                                                ------------------------
                                                                   1998          1997
                                                                ----------    ----------
ASSETS
Current assets:
  Cash......................................................    $  157,000    $  690,000
  Accounts receivable, less allowance for doubtful accounts
     of $115,000 in 1998 and $79,000 in 1997................     2,063,000     1,052,000
  Inventories...............................................       815,000       231,000
  Advances due from officers................................         2,000        72,000
  Other current assets......................................        15,000         1,000
                                                                ----------    ----------
Total current assets........................................     3,052,000     2,046,000
Property and equipment, less accumulated depreciation of
  $122,000 in 1998 and $83,000 in 1997......................       389,000        83,000
Other assets................................................       146,000        33,000
                                                                ----------    ----------
Total assets................................................    $3,587,000    $2,162,000
                                                                ==========    ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................    $  797,000    $  169,000
  Line of credit............................................       261,000       150,000
  Income taxes payable......................................       153,000       237,000
  Deferred income taxes.....................................       435,000       235,000
  Accrued expenses and other liabilities....................       464,000       432,000
  Deferred revenues.........................................        73,000        90,000
                                                                ----------    ----------
Total current liabilities...................................     2,183,000     1,313,000
Commitments
Shareholders' equity
Common stock, no par value:
     Authorized shares -- 1,000,000
     Issued and outstanding shares -- 200 in 1998 and 1997..        10,000        10,000
  Retained earnings.........................................     1,394,000       839,000
                                                                ----------    ----------
Total shareholders' equity..................................     1,404,000       849,000
                                                                ----------    ----------
Total liabilities and shareholders' equity..................    $3,587,000    $2,162,000
                                                                ==========    ==========

                            See accompanying notes.

                        EXECUTIVE LAN MANAGEMENT, INC.,
                               dba MICRO VISIONS

                              STATEMENTS OF INCOME

                                                                    YEAR ENDED DECEMBER 31
                                                                  --------------------------
                                                                     1998            1997
                                                                  ----------      ----------
Revenues:
Consulting revenues.........................................      $5,088,000      $2,709,000
Software revenues...........................................       3,274,000       1,478,000
Computer equipment sales....................................       4,797,000       4,972,000
Training revenues...........................................         290,000          62,000
Maintenance revenues and other income.......................         220,000         344,000
                                                                  ----------      ----------
                                                                  13,669,000       9,565,000
Costs and expenses:
Cost of revenues............................................       8,867,000       6,734,000
Selling, general and administrative.........................       3,937,000       1,951,000
Interest expense (income), net..............................          10,000         (53,000)
                                                                  ----------      ----------
                                                                  12,814,000       8,632,000
                                                                  ----------      ----------
Income before income taxes..................................         855,000         933,000
Provision for income taxes..................................         178,000         395,000
                                                                  ----------      ----------
Net income..................................................      $  677,000      $  538,000
                                                                  ==========      ==========
Basic and diluted earnings per share........................      $    3,385      $    2,690
                                                                  ==========      ==========
Weighted average shares (basic and diluted).................             200             200
                                                                  ==========      ==========

                            See accompanying notes.

                        EXECUTIVE LAN MANAGEMENT, INC.,
                               dba MICRO VISIONS

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                 COMMON STOCK
                                                               ----------------    RETAINED
                                                               SHARES   AMOUNT     EARNINGS      TOTAL
                                                               ------   -------   ----------   ----------
Balance at December 31, 1996................................    200     $10,000   $  301,000   $  311,000
  Net income................................................     --         --       538,000      538,000
                                                                ---     -------   ----------   ----------
Balance at December 31, 1997................................    200      10,000      839,000      849,000
                                                                ---     -------   ----------   ----------
  Net income................................................     --         --       677,000      677,000
  Distributions to shareholders.............................     --         --      (122,000)    (122,000)
                                                                ---     -------   ----------   ----------
Balance at December 31, 1998................................    200     $10,000   $1,394,000   $1,404,000
                                                                ===     =======   ==========   ==========

                            See accompanying notes.

                        EXECUTIVE LAN MANAGEMENT, INC.,
                               dba MICRO VISIONS

                            STATEMENTS OF CASH FLOWS

                                                                     YEAR ENDED
                                                                     DECEMBER 31
                                                               -----------------------
                                                                  1998         1997
                                                               -----------   ---------
OPERATING ACTIVITIES
Net income..................................................   $   677,000   $ 538,000
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization.............................        39,000      20,000
  Change in operating assets and liabilities:
     Accounts receivable....................................    (1,011,000)   (495,000)
     Inventories............................................      (584,000)   (183,000)
     Other current assets...................................       (14,000)         --
     Advance due from officers..............................        70,000     (72,000)
     Other assets...........................................      (113,000)    (25,000)
     Accounts payable and accrued expenses..................       660,000     281,000
     Income taxes payable...................................       (84,000)    237,000
     Deferred income taxes..................................       200,000     141,000
     Deferred revenues......................................       (17,000)     90,000
                                                               -----------   ---------
Net cash (used in) provided by operating activities.........      (177,000)    532,000
INVESTING ACTIVITIES
Purchases of equipment......................................      (345,000)    (50,000)
FINANCING ACTIVITIES
Distribution to shareholders................................      (122,000)         --
Net borrowings (repayment) from/of line of credit...........       111,000     (93,000)
                                                               -----------   ---------
Net cash used in financing activities.......................       (11,000)    (93,000)
Increase (decrease) in cash.................................      (533,000)    389,000
Cash at beginning of year...................................       690,000     301,000
                                                               -----------   ---------
Cash at end of year.........................................   $   157,000   $ 690,000
                                                               ===========   =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid...............................................   $     4,000   $  11,000
Income taxes paid...........................................        62,000      17,000

                            See accompanying notes.

                        EXECUTIVE LAN MANAGEMENT, INC.,
                               dba MICRO VISIONS

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

     Executive LAN Management dba Micro Visions (the "Company") was incorporated in California in 1993 and is a leading reseller and service provider of thin client/server-based computing systems. The Company also provides a full line of information technology consulting services including internet/intranet consulting, LAN/WAN implementation, internetworking analysis and design, application deployment and desktop management, and Year 2000 consulting. The Company's principal markets are in the U.S.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

REVENUE RECOGNITION

     The Company recognizes consulting revenues upon delivery of service. Software license revenues are recognized upon delivery of the software. Computer equipment sales are recognized upon shipment of the equipment. Training revenues are recognized upon delivery of training services. Maintenance revenues are recognized ratably over the period of the maintenance contract.

UNBILLED ACCOUNTS RECEIVABLES

     Unbilled accounts receivable, representing unbilled consulting services, of $89,000 and $65,000 at December 31, 1998 and 1997, respectively, are included in accounts receivable on the accompanying balance sheets.

INVENTORY

     Inventory is stated at the lower of cost (first-in, first out) or market and primarily consists of prepackaged third party computer software.

                        EXECUTIVE LAN MANAGEMENT, INC.,
                               dba MICRO VISIONS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost. Depreciation is computed on a straight-line method based upon the estimated useful lives of the related assets which range from five to seven years. Leasehold improvements are depreciated using the straight-line method over seven years. Property and equipment were comprised of the following:

                                                                  DECEMBER 31
                                                              --------------------
                                                                1998        1997
                                                              ---------    -------
Office furniture............................................  $  90,000    $15,000
Computer equipment..........................................    376,000    149,000
Leasehold improvements......................................     45,000      2,000
                                                              ---------    -------
                                                                511,000    166,000
Less accumulated depreciation and amortization..............   (122,000)   (83,000)
                                                              ---------    -------
                                                              $ 389,000    $83,000
                                                              =========    =======

     LONG-LIVED ASSETS

     Effective January 1, 1997, the Company adopted Statement of Financial Accounting Standards No. 121 ("SFAS No. 121"), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present. Implementation of SFAS No. 121 was immaterial to the financial statements of the Company.

     INCOME TAXES

     Prior to July 1, 1998, the Company utilized the liability method to account for income taxes as set forth in SFAS No. 109, Accounting for Income Taxes. Under the liability method, deferred taxes are determined based on differences between the financial statement and tax bases of assets and liabilities using enacted tax rates.

     Effective July 1, 1998, the stockholders of the Company elected, under Subchapter S of the Internal Revenue Code, to include the Company's income in their own income for federal income tax purposes. Accordingly, the Company is generally not subject to federal income taxes.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist principally of cash, receivables, accounts payable, and borrowings. The Company believes all the financial instruments' recorded values approximate current values.

     CONCENTRATION OF CREDIT RISK

     The Company sells the majority of its products and provides services to various customers, which include a variety of large companies and distributors throughout the United States. In 1998, sales to the Company's largest customer accounted for 10% of total sales. Accounts receivable from that customer represented 12% of total accounts receivable at December 31, 1998. In 1997, sales to the Company's two largest customers accounted for 47% and 19% of total sales. Accounts receivable from those customers aggregated 44% of total accounts receivable at December 31, 1997. The Company provides for uncollectible amounts upon recognition of revenue and when specific credit problems arise. During 1998 and 1997, the Company did not perform credit evaluations on its customers, however, the Company required a twenty-five percent deposit for its first time customers. The Company generally does not require collateral on its accounts receivable.

                        EXECUTIVE LAN MANAGEMENT, INC.,
                               dba MICRO VISIONS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     ADVERTISING

     The Company expenses advertising costs as incurred. These costs include promotional literature, direct mailing brochures, telemarketing, and trade shows. Advertising expense for the years ended December 31, 1998 and 1997 was $106,000 and $11,000, respectively.

     NET INCOME PER SHARE

     Effective January 1, 1998, the Company adopted SFAS No. 128, Earnings Per Share, and restated all prior period earnings per share (EPS) data, as required. SFAS No. 128 replaced the presentation of primary and fully diluted EPS pursuant to APB Opinion No. 15, Earnings Per Share, with the presentation of basic and diluted EPS. Basic EPS excludes dilution and is computed by dividing net income by the weighted average number of common shares outstanding for the period. Diluted net income per share is computed by dividing net income by the weighted average number of common shares outstanding for the period and the dilutive effect, if any, of stock options and warrants outstanding for the period.

     COMPREHENSIVE INCOME

     Effective January 1, 1998, the Company adopted SFAS No. 130, Reporting Comprehensive Income, which establishes standards for reporting and displaying comprehensive income and its components in the financial statements. For the years ended December 31, 1998 and 1997, the Company did not have any components of comprehensive income as defined by SFAS No. 130.

     SEGMENTS OF A BUSINESS ENTERPRISE

     Effective January 1, 1998, the Company adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, SFAS 131 superseded SFAS No. 14, Financial Reporting for Segments of a Business Enterprise. SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual consolidated financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The adoption of SFAS No. 131 did not affect the consolidated results of operations or financial position of the Company.

2.   INCOME TAXES

     Provision (benefit) for income taxes is comprised of the following:

                                                                   DECEMBER 31
                                                               -------------------
                                                                 1998       1997
                                                               --------   --------
Current:
  Federal...................................................   $(22,000)  $201,000
  State.....................................................         --     53,000
                                                               --------   --------
                                                                (22,000)   254,000
                                                               --------   --------
Deferred:
  Federal...................................................    162,000    120,000
  State.....................................................     38,000     21,000
                                                               --------   --------
                                                                200,000    141,000
                                                               --------   --------
Total provision for income taxes............................   $178,000   $395,000
                                                               ========   ========

                        EXECUTIVE LAN MANAGEMENT, INC.,
                               dba MICRO VISIONS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets (liabilities) are as follows:

                                                                    DECEMBER 31
                                                               ---------------------
                                                                 1998        1997
                                                               ---------   ---------
Deferred tax assets:
  Depreciation..............................................   $   1,000   $   1,000
                                                               ---------   ---------
Total deferred tax assets...................................       1,000       1,000
                                                               ---------   ---------
Deferred tax liabilities:
  Inventory adjustment......................................    (213,000)    (92,000)
  Accrual to cash adjustment................................    (223,000)   (144,000)
                                                               ---------   ---------
Net deferred tax liabilities................................    (436,000)   (236,000)
                                                               ---------   ---------
Total net deferred tax liabilities..........................   $(435,000)  $(235,000)
                                                               =========   =========

     On July 1, 1998, the Company changed its tax status, as defined by the Internal Revenue Code, to Subchapter S, which eliminated the requirement for the Company to pay federal income taxes as net income is passed through and taxable to the individual stockholders. A state provision for income taxes will be recorded based on a California statutory rate of 1.5% for Subchapter S Corporations.

     Income tax benefit computed at the statutory federal income tax rate (34%) and income tax expense provided in the financial statements differ as follows for the years ended December 31:

                                                                  1998        1997
                                                                --------    --------
Benefit computed at the statutory rate......................    $291,000    $317,000
S Corp income not subject to tax............................    (111,000)         --
Nondeductible expenses......................................      (6,000)      6,000
Statement income tax, net of federal income tax benefit.....      19,000      54,000
Other.......................................................     (15,000)     18,000
                                                                --------    --------
Income tax expense..........................................    $178,000    $395,000
                                                                ========    ========

3.   LINE OF CREDIT

     The Company entered into a $2.5 million line of credit agreement with a financial institution to finance its inventory purchases. The available credit line is based on a percentage of the Company's eligible accounts receivable balance less the outstanding balance owed to the financial institution. The outstanding balance bears interest at prime plus 3.03% (10.78% at December 31, 1998). At December 31, 1998, the unused credit line was $2,134,000. Substantially all of the Company's assets are collateral under the credit agreement.

                        EXECUTIVE LAN MANAGEMENT, INC.,
                               dba MICRO VISIONS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.   COMMITMENTS

     The Company has entered into various operating leases ranging from three to five years for its facilities. Rentals under certain leases have rent escalation clauses as set forth in their respective lease agreements. Future minimum rental commitments as of December 31, 1998 are as follows:

1999.......................................................    $  279,000
2000.......................................................       267,000
2001.......................................................       244,000
2002.......................................................       181,000
2003.......................................................        91,000
                                                               ----------
                                                               $1,062,000
                                                               ==========

     Rent expense was $135,000 and $36,000 for the years ended December 31, 1998 and 1997, respectively.

5.   EARNINGS PER SHARE

     The following table sets forth the computation of basic and diluted earnings per share:

                                                                  DECEMBER 31
                                                              --------------------
                                                                1998        1997
                                                              --------    --------
Numerator:
  Net income................................................  $677,000    $538,000
Denominator:
  Shares used in computing basic and diluted earnings per
     share..................................................       200         200
                                                              ========    ========
Basic and diluted earnings per share........................  $  3,385    $  2,690
                                                              ========    ========

6.   RELATED PARTY TRANSACTIONS

     During 1997 and 1998, the Company made various advances to its officers. Advances in 1997 aggregated $72,000 with one advance to a shareholder in the amount of $68,000. This advance was canceled by the Company in 1998 and recorded as a bonus payment. Outstanding advances to officers at December 31, 1998 was $2,000.

7.   PENSION PLANS

     The Company has three defined contribution pension plans covering employees over the age of 21 years with one year of service. The Company's contribution requirements under these plans range from zero percent to one hundred percent of participants' eligible annual compensation as defined in the plan documents. The Company's combined contributions to these plans for the years ended December 31, 1998 and 1997 were $108,000 and $15,000, respectively.

8.   SUBSEQUENT EVENTS

     On June 2, 1999, the Company and the Company's shareholders signed an Agreement and Plan of Reorganization and Merger (the "Agreement") with FutureLink Distribution Corp. ("FutureLink"). The Agreement provides for a merger of the Company with a subsidiary of FutureLink such that the Company's outstanding stock shall be converted into and become a right to receive the consideration as set forth in the agreement. The merger is to take place as soon as practicable after the satisfaction or waiver of the conditions set forth in the Agreement and is anticipated to be completed by October 1999.

                        EXECUTIVE LAN MANAGEMENT, INC.,
                               dba MICRO VISIONS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

9.   IMPACT OF YEAR 2000 (UNAUDITED)

     The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. The Company has completed an assessment of their IT systems as well as the software and hardware sold to its customers noting that they are Year 2000 compliant. The Company's IT systems primarily consist of its financial reporting system. In July 1998, the Company purchased and implemented a Year 2000 compliant financial reporting software package totaling $42,000. The Company's non-IT systems primarily consist of heating, sprinklers and security equipment at the Company's facilities. The Company will complete its review and remediation of its non-IT systems and its IT systems other than the financial reporting system by October 1, 1999. The Company estimates that the total remaining costs to complete any required modifications, upgrades or replacements of its IT and non-IT systems will not have a material adverse effect on its business or results of operations. The Company has obtained Year 2000 compliant certification letters from its major software and hardware vendors noting that their software and hardware sold by the Company are Year 2000 compliant. However, the failure of the Company's other vendors and suppliers to be fully Year 2000 compliant with regards to their products by January 1, 2000 could result in interruptions in the Company's normal business work operations. The Company is currently developing contingency plans to address the year 2000 issues that may pose a significant risk to the Company's ongoing operations. The Company expects to complete the contingency plans by October 31, 1999.

                        EXECUTIVE LAN MANAGEMENT, INC.,
                                DBA MICROVISIONS
                                 BALANCE SHEETS
                     (SEE BASIS OF PRESENTATION -- NOTE 1)
                         (ALL AMOUNTS STATED IN $U.S.)

                                                                        JUNE 30
                                                                ------------------------
                                                                   1999          1998
                                                                ----------    ----------
                                                                       UNAUDITED
ASSETS
CURRENT
Cash........................................................    $  244,000    $  545,000
Accounts receivable, net....................................     3,738,000     1,641,000
Inventory...................................................       423,000       274,000
Other current assets........................................        56,000        51,000
                                                                ----------    ----------
TOTAL CURRENT ASSETS........................................     4,461,000     2,511,000
                                                                ----------    ----------
Capital assets, net.........................................       484,000       137,000
Other assets................................................       224,000        88,000
                                                                ----------    ----------
                                                                   709,000       225,000
                                                                ----------    ----------
TOTAL ASSETS................................................    $5,169,000    $2,736,000
                                                                ==========    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT
Line of credit..............................................    $  798,000    $  528,000
Accounts payable and accrued liabilities....................     1,945,000       452,000
Income taxes payable........................................       242,000       179,000
Deferred income taxes.......................................       450,000       378,000
Deferred revenues...........................................       119,000       135,000
                                                                ----------    ----------
TOTAL CURRENT LIABILITIES...................................     3,554,000     1,672,000
                                                                ----------    ----------
STOCKHOLDERS' EQUITY
Common stock, no par value:
  Authorized Authorized shares -- 1,000,000
    Issued and outstanding -- 200 in 1999 and 1998..........        10,000        10,000
Retained earnings...........................................     1,605,000     1,054,000
                                                                ----------    ----------
TOTAL SHAREHOLDERS' EQUITY..................................     1,615,000     1,064,000
                                                                ----------    ----------
                                                                $5,169,000    $2,736,000
                                                                ==========    ==========

                            See accompanying notes.

                        EXECUTIVE LAN MANAGEMENT, INC.,
                                DBA MICROVISIONS

                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                         (ALL AMOUNTS STATED IN $U.S.)

                                                                   6 MONTH PERIOD
                                                                   ENDED JUNE 30
                                                              ------------------------
                                                                 1999          1998
                                                              ----------    ----------
                                                                     UNAUDITED
REVENUE
Consulting services.........................................  $3,192,000    $  889,000
Hardware and software sales.................................   5,583,000     3,001,000
Other.......................................................     547,000     1,571,000
                                                              ----------    ----------
                                                               9,322,000     5,461,000
                                                              ----------    ----------
EXPENSES
Hardware and software purchases.............................   4,706,000     2,606,000
Contracts, payroll and benefits.............................   3,077,000     1,754,000
Selling, general and administrative.........................   1,176,000       740,000
Interest....................................................       7,000            --
Depreciation................................................      41,000         3,000
                                                              ----------    ----------
                                                               9,007,000     5,103,000
                                                              ----------    ----------
INCOME BEFORE INCOME TAXES..................................     315,000       358,000
Provision for income taxes (note 2).........................     104,000       143,000
                                                              ----------    ----------
INCOME AND COMPREHENSIVE INCOME FOR THE PERIOD..............  $  215,000    $  215,000
                                                              ==========    ==========
RETAINED EARNINGS, BEGINNING OF PERIOD......................   1,394,000     1,394,000
RETAINED EARNINGS, END OF PERIOD............................  $1,605,000    $1,609,000
                                                              ==========    ==========

                            See accompanying notes.

                        EXECUTIVE LAN MANAGEMENT, INC.,
                                DBA MICROVISIONS

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                         (ALL AMOUNTS STATED IN $U.S.)

                                                                COMMON STOCK
                                                              -----------------     RETAINED
                                                              SHARES    AMOUNT      EARNINGS
                                                              ------    -------    ----------
                                                                         UNAUDITED
BALANCE, DECEMBER 31, 1997..................................   200      $10,000    $  839,000
  Net income................................................                          215,000
                                                               ---      -------    ----------
BALANCE, MARCH 31, 1998.....................................   200       10,000     1,054,000
  Net income................................................                          462,000
  Distributions to stockholders.............................                         (122,000)
                                                               ---      -------    ----------
BALANCE, DECEMBER 31, 1998..................................   200       10,000     1,394,000
  Net income................................................                          211,000
                                                               ---      -------    ----------
BALANCE, JUNE 30, 1999......................................   200      $10,000    $1,605,000
                                                               ===      =======    ==========

                            See accompanying notes.

                        EXECUTIVE LAN MANAGEMENT, INC.,
                                DBA MICROVISIONS

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (ALL AMOUNTS STATED IN $U.S.)

                                                                  6 MONTH PERIOD
                                                                   ENDED JUNE 30
                                                              -----------------------
                                                                 1999          1998
                                                              -----------    --------
                                                                     UNAUDITED
CASH FLOWS USED IN OPERATING ACTIVITIES
Net income for the period...................................  $   210,000    $215,000
Adjustments to reconcile net income to net cash provided by
  operating activities
  Depreciation..............................................       41,000       3,000
  Changes in operating assets and liabilities:
     Accounts receivable....................................   (1,675,000)   (589,000)
     Inventories............................................      392,000     (43,000)
     Other current assets...................................      (39,000)     22,000
     Other assets...........................................      (78,000)    (55,000)
     Accounts payable and accrued expenses..................      789,000     (64,000)
     Deferred revenues......................................       46,000      45,000
                                                              -----------    --------
                                                                 (314,000)   (466,000)
                                                              -----------    --------
CASH FLOWS USED IN INVESTING ACTIVITIES
Capital assets purchased....................................     (136,000)    (57,000)
                                                              -----------    --------
                                                                 (136,000)    (57,000)
                                                              ===========    ========
CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings (repayment) from/of line of credit...........      537,000     378,000
                                                              -----------    --------
                                                                  537,000     378,000
                                                              ===========    ========
INCREASE/(DECREASE) IN CASH.................................       87,000    (145,000)
Cash, beginning of period...................................      157,000     690,000
                                                              -----------    --------
CASH, END OF PERIOD.........................................  $   244,000    $545,000
                                                              ===========    ========

                            See accompanying notes.

                        EXECUTIVE LAN MANAGEMENT, INC.,
                                DBA MICROVISIONS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1999 AND 1998
                                  (UNAUDITED)

1.   BASIS OF PRESENTATION

     The accompanying financial statements have been prepared on a consistent basis with that of the annual financial statements and reflect all adjustments which are, in the opinion of management, necessary to reflect a fair presentation for the periods being presented.

2.   INCOME TAXES

     On July 1, 1998, the Company changed its tax status, as defined by the Internal Revenue Code, to Subchapter S, which eliminated the requirement for the Company to pay federal income taxes as net income is passed through and taxable to the individual stockholders. The June 30, 1999 income tax figure includes the federal income taxes related to the income earned by the Company for the period.

3.   PROPOSED CHANGE IN CONTROL

     On June 2, 1999, the Company and the Company's shareholders signed an Agreement and Plan of Reorganization and Merger (the "Agreement") with FutureLink Distribution Corp. ("FutureLink"). The Agreement provides for a merger of the Company with a subsidiary of FutureLink such that the Company's outstanding stock shall be converted into and become a right to receive the consideration as set forth in the agreement. The merger is to take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in the Agreement and is anticipated to be completed by October 1, 1999.

                     PRO FORMA FINANCIAL STATEMENTS SHOWING
             IMPACT OF THE MICRO VISIONS ACQUISITION ON FUTURELINK
                   AS AT JUNE 30, 1999 AND DECEMBER 31, 1998

                         FUTURELINK DISTRIBUTION CORP.
                            PRO FORMA BALANCE SHEET
                                 JUNE 30, 1999
                                   UNAUDITED
 (ALL AMOUNTS IN UNITED STATES THOUSANDS OF DOLLARS EXCEPT EARNINGS PER SHARE)

                                               MICRO      PRO FORMA         NOTE         PRO FORMA
                                FUTURELINK    VISIONS    ADJUSTMENTS     REFERENCE      CONSOLIDATED
                                ----------    -------    -----------    ------------    ------------
CURRENT
Cash........................     $   258      $  244            --                        $   502
Accounts receivable.........       2,117       3,738            --                          5,855
Prepaid expenses............       1,702          --            --                          1,702
Inventory...................         126         423            --                            549
Other current assets........          --          56            --                             56
                                 -------      ------       -------                        -------
                                   4,203       4,461            --                          8,664
                                 -------      ------       -------                        -------
Capital assets..............       2,298         484            --                          2,782
Other assets................          --         224            --                            224
Goodwill....................       4,628          --       $44,083      (2.1), (2.3)       48,711
Employee and consultants
  base......................       2,284          --            --                          2,284
Investments.................       1,220          --        (1,220)     (2.1), (2.2)           --
                                 -------      ------       -------                        -------
                                  10,430         709        42,863                         54,003
                                 -------      ------       -------                        -------
TOTAL ASSETS................     $14,633      $5,169       $42,863                        $62,665
                                 =======      ======       =======                        =======
CURRENT
Line of credit..............     $   639      $  798            --                        $ 1,437
Accounts payable and accrued
  liabilities...............       1,615       1,945       $   103         (2.2)            3,663
Income taxes payable........          --         242            --                            242
Deferred income taxes.......          --         450            --                            450
Interest payable............         113          --            --                            113
Notes payable...............         152          --            --                            152
Convertible debentures,
  net.......................          88          --            --                             88
Due to former shareholders
  of Micro Visions..........          --          --        11,000         (2.1)           11,000
Deferred revenues...........          50         119            --                            169
                                 -------      ------       -------                        -------
                                   2,657       3,554        11,103                         17,314
                                 -------      ------       -------                        -------
Capital lease obligation....          34          --            --                             34
Convertible debentures,
  net.......................       7,556          --            --                          7,556
Deferred taxes..............         974          --            --                            974
                                 -------      ------       -------                        -------
TOTAL LIABILITIES...........      11,221       3,554        11,103                         25,878
                                 -------      ------       -------                        -------
Paid up shares..............           3          10             3         (2.1)
                                                               (10)        (2.2)                6
Capital in excess of par....      10,663          --        33,372         (2.1)           44,035
To be issued................           2          --            --                              2
Contributed surplus.........      14,636          --            --                         14,636
Cumulative translation
  account...................        (210)         --            --                           (210)
Retained
  Earnings/(Deficit)........     (21,682)      1,605        (1,605)        (2.2)          (21,682)
                                 -------      ------       -------                        -------
                                   3,412       1,615        31,762                         36,787
                                 -------      ------       -------                        -------
TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY......     $14,633      $5,169       $42,863                        $62,665
                                 =======      ======       =======                        =======

      See accompanying notes to unaudited pro forma financial statements.

                         FUTURELINK DISTRIBUTION CORP.

                     PRO FORMA STATEMENT OF INCOME AND LOSS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
                                   UNAUDITED
 (ALL AMOUNTS IN UNITED STATES THOUSANDS OF DOLLARS EXCEPT EARNINGS PER SHARE)

                                                          MICRO     PRO FORMA      NOTE       PRO FORMA
                                            FUTURELINK   VISIONS   ADJUSTMENTS   REFERENCE   CONSOLIDATED
                                            ----------   -------   -----------   ---------   ------------
REVENUES
Consulting................................  $   2,346    $3,192           --                 $     5,538
Hardware and software sales...............        884     5,583           --                       6,467
Server farm and other sales...............        225       547           --                         772
                                            ---------    ------      -------                 -----------
                                                3,455     9,322           --                      12,777
                                            =========    ======      =======                 ===========
EXPENSES
Contracts, payroll and benefits...........      3,224     3,077           --                       6,301
Hardware and software purchases...........        822     4,706           --                       5,528
Selling, general and administration and
  other...................................      2,971     1,176           --                       4,147
Interest expense..........................      7,406         7           --                       7,413
Depreciation..............................        350        41           --                         391
Goodwill and other amortization...........      2,427        --      $ 4,409       (3.1)           6,836
                                            ---------    ------      -------                 -----------
                                               17,200     9,007        4,409                      30,616
                                            =========    ======      =======                 ===========
NET LOSS FROM OPERATIONS..................    (13,745)      315       (4,409)                    (17,839)
Unusual item..............................       (845)       --           --                        (845)
                                            ---------    ------      -------                 -----------
NET PROFIT/(LOSS) BEFORE TAX..............    (14,590)      315       (4,409)                    (18,684)
Deferred tax benefit......................        238      (104)          --                         134
                                            ---------    ------      -------                 -----------
NET PROFIT/(LOSS) AFTER TAX...............  $ (14,352)   $  211      $(4,409)                $   (18,550)
                                            =========    ======      =======                 ===========
LOSS PER COMMON SHARE.....................  $   (2.39)                                       $     (1.55)
                                            ---------                                        -----------
WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING.............................  5,995,831                                (4)      11,995,831
                                            ---------                                        -----------

      See accompanying notes to unaudited pro forma financial statements.

                         FUTURELINK DISTRIBUTION CORP.

                     PRO FORMA STATEMENT OF INCOME AND LOSS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                   UNAUDITED
 (ALL AMOUNTS IN UNITED STATES THOUSANDS OF DOLLARS EXCEPT EARNINGS PER SHARE)

                                                       MICRO      PRO FORMA       NOTE        PRO FORMA
                                        FUTURELINK    VISIONS    ADJUSTMENTS    REFERENCE    CONSOLIDATED
                                        ----------    -------    -----------    ---------    ------------
REVENUES
Consulting..........................    $   1,471     $5,088            --                    $    6,559
Hardware and software sales.........          963      8,071            --                         9,034
Other...............................            3        510            --                           513
                                        ---------     ------       -------                    ----------
                                            2,437     13,669            --                        16,106
                                        =========     ======       =======                    ==========
EXPENSES
Contracts, payroll and benefits.....        3,662      2,092            --                         5,754
Hardware and software purchases.....          880      6,775            --                         7,655
Selling, general and
  administration....................          691      3,898            --                         4,589
Interest expense....................        1,304         10            --                         1,314
Depreciation........................          119         39            --                           158
Amortization........................          697         --       $ 8,832        (3.1)            9,529
Other expenses......................          295         --            --                           295
                                        ---------     ------       -------                    ----------
                                            7,648     12,814         8,832                        29,294
                                        =========     ======       =======                    ==========
PROFIT/(LOSS) FROM OPERATIONS.......       (5,211)       855        (8,832)                      (13,188)
Loss on sale of assets..............          (48)        --            --                           (48)
Equity loss of affiliate............         (860)        --            --                          (860)
Minority interest...................           34         --            --                            34
                                        ---------     ------       -------                    ----------
                                             (874)        --            --                          (874)
                                        =========     ======       =======                    ==========
PROFIT/(LOSS) BEFORE INCOME TAXES...       (6,085)       855        (8,832)                      (14,062)
Provision for income taxes..........          205       (178)           --                            27
                                        ---------     ------       -------                    ----------
NET PROFIT/(LOSS) AFTER TAX.........    $  (5,880)    $  677       $(8,832)                   $  (14,035)
                                        =========     ======       =======                    ==========
LOSS PER COMMON SHARE...............    $   (1.86)                                            $    (1.53)
WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING.......................    3,169,314                                   (4)        9,169,314
                                        ---------                                             ----------

      See accompanying notes to unaudited pro forma financial statements.

                         FUTURELINK DISTRIBUTION CORP.

                          NOTES TO UNAUDITED PRO FORMA
                       CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999
                     (ALL AMOUNTS IN UNITED STATES DOLLARS)

     On June 2, 1999, FutureLink Distribution Corp. ("FutureLink") entered into an Agreement and Plan of Reorganization and Merger (the "Agreement") with Executive LAN Management, Inc. ("Micro Visions"). The Agreement provides for a merger of Micro Visions with FutureLink such that Micro Visions' outstanding stock shall be sold to FutureLink in exchange for $12,000,000 cash and 6,000,000 FutureLink common shares, as well as contingent consideration of 2,400,000 common shares subject to the achievement of certain targets. The merger is to take place as soon as practicable after the satisfaction or waiver of the conditions set forth in the Agreement and is anticipated to be completed by the end of September 1999.

1. The accompanying unaudited pro forma consolidated financial statements have been prepared by management from the unaudited financial statements of FutureLink and Micro Visions as at June 30, 1999 for the three month period then ended and the audited financial statements of FutureLink and Micro Visions as at December 31, 1998 and for the year then ended, together with other information available to the companies. In the opinion of the management of FutureLink, these pro forma consolidated financial statements include all adjustments necessary for fair presentation in accordance with accounting principles generally accepted in the United States. These pro forma consolidated financial statements may not be indicative of the financial position or the results of operations that actually would have occurred if the events reflected therein had been in effect on the dates indicated nor of the financial position or the results of operations which may be obtained in the future.

     These pro forma financial statements should be read in conjunction with the audited and unaudited financial statements of the companies.

2. The pro forma consolidated balance sheet at June 30, 1999 gives effect to the following assumptions and transactions, all of which will become effective on the date of the fulfillment or waiver of the conditions of the Micro Visions Acquisition Agreement as if the effective date of that agreement was June 30, 1999:

     2.1 The acquisition of all of the outstanding common shares of Micro Visions in exchange for cash consideration of $12,000,000 and 6,000,000 common shares of FutureLink with an ascribed value of $33,375,000 ($1,000 to paid up shares and $33,374,000 to capital in excess of par) based on the average share trading price at the time of signing the Agreement. As at June 30, 1999, $1,000,000 had been paid to the former shareholders of Micro visions as a deposit towards the acquisition. The remaining $11,000,000 will be paid in accordance with the terms of the agreement as follows:

           -- $500,000 July 31, 1999

           -- $500,000 August 31, 1999

           -- $10,000,000 at closing

           The acquisition has been accounted for in these pro forma consolidated financial statements by the purchase method. The purchase price has been allocated to the net assets acquired based on their estimated fair values, as follows:

                         FUTURELINK DISTRIBUTION CORP.

                          NOTES TO UNAUDITED PRO FORMA
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 1999
                     (ALL AMOUNTS IN UNITED STATES DOLLARS)

                                                                         PURCHASE
                                                                        ALLOCATION
                                                                        ----------
                                                                         $(000'S)
           Net assets acquired.........................................   $ 1,615
           Goodwill....................................................    44,083
                                                                          -------
           Purchase price..............................................   $45,698
                                                                          =======
           Consideration:
           Cash........................................................   $12,000
           Common shares of FutureLink.................................    33,375
           Acquisition costs...........................................       323
                                                                          -------
           Total consideration.........................................   $45,698
                                                                          =======

     2.2 The allocation to goodwill of the estimated costs of the acquisition described in 2.1 above, in the amount of $323,000, $103,000 of which was payable and $220,000 of which had been incurred prior to June 30, 1999 and the elimination of the share capital ($10,000) and retained earnings ($1,603,000) of Micro Visions on its acquisition.

     2.3 Additional consideration payable to the former shareholders of Micro Visions has not been reflected in the pro forma consolidated financial statements as the outcome of the contingency cannot be reasonably determined at this time. The additional share consideration, which will be recorded as additional purchase price consideration (goodwill) if and when it becomes payable, is based upon the achievement of the following performance criteria as described in the Agreement for the period from January 1, 1999 to December 31, 1999:

           (a) 1,200,000 FutureLink common shares to be issued if Micro Visions achieves sales in excess of $18,000,000;

           (b) 720,000 FutureLink common shares to be issued if Micro Visions enlists 100 new customers; and

           (c) 480,000 FutureLink common shares to be issued if Micro Visions installs and integrates at least 200 new servers.

     2.4 A dividend which may be declared by Micro Visions prior to closing has not been reflected in the pro forma consolidated financial statements as the amount cannot be reasonably estimated at this time. As per the Agreement, the dividend amount, if any, will be equivalent to the federal and state income tax in respect of income earned by Micro Visions from the beginning of the current fiscal year of Micro Visions (being October 1, 1998) through to closing of the Agreement. The amount of any dividend paid would result in a corresponding amount being allocated to goodwill.

3. The pro forma consolidated statements of income for the six months ended June 30, 1999 and the year ended December 31, 1998 give effect to the acquisition of Micro Visions as described in 2.1 and 2.2 above which will become effective on the date of the fulfillment or waiver of the conditions of the Agreement as if the transactions had occurred January 1, 1999, and January 1, 1998, respectively. The following adjustments are reflected:

     3.1 The amortization of goodwill attributable to the allocation of the purchase price of Micro Visions in excess of the carrying value of the net assets acquired (see 2.1 and 2.2 above) calculated on a straight line basis over a period of 5 years.

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
                         FUTURELINK DISTRIBUTION CORP.

                          NOTES TO UNAUDITED PRO FORMA
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 1999
                     (ALL AMOUNTS IN UNITED STATES DOLLARS)

4. The weighted average number of shares outstanding and the loss per share give retroactive effect to the share consolidation of 5 to 1 on June 1, 1999.

     The weighted average number of shares outstanding has been adjusted to give effect to the shares issued upon acquisition of Micro Visions as though they had been outstanding as at the beginning of the period. The weighted average number of shares outstanding does not include the contingent share consideration.

     Fully diluted earnings per share does not differ from basic earnings per share.

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